EFFECTIVE AUGUST 23RD, 2004

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 8, 2006

General Environmental Management, Inc. (Exact name of registrant as specified in its charter)

NEVADA	33-55254-38	87-0485313
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3191 TEMPLE AVENUE, SUITE 250 POMONA, CALIFORNIA
(Address of principal executive offices)

91768
(Zip Code)

Registrant’s telephone number, including area code 909-444-9500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 10, 2006, the registrant entered into a Stock Purchase Agreement ("Agreement") with K2M Mobile Treatment Services, Inc. of Long Beach, California ("K2M"), a privately held company, pursuant to which the registrant acquired all of the issued and outstanding common stock of K2M. K2M is a California-based provider of mobile wastewater treatment and vapor recovery services.

In consideration of the acquisition of the issued and outstanding common stock of K2M registrant paid $1.5 million in cash to the stockholders of K2M.

As a result of the Agreement, K2M becomes a wholly-owned subsidiary of the registrant.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit

Number	Descriptions

99.1	Financial Statements and Auditor’s Report for K2M Mobile Treatment Services, Inc. for the Years Ended December 31, 2005 and December 31, 2004
99.2	Proforma Unaudited Financial Statements
Unaudited Pro Forma Condensed Combined Balance Sheet For The Year Ended December 31, 2005
Unaudited Pro Forma Condensed Combined Statement of Operations For The Year Ended December 31, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL ENVIRONMENTAL MANAGEMENT, INC.

Date:September 22, 2006	By:	/s/ Brett M. Clark
Brett M. Clark, Chief Financial Officer

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